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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated February 10, 1997 relating to the combined financial statements of Pru-HEI Hotel Group, which appears in the Current Report on Form 8-K of Starwood Lodging Trust and Starwood Lodging Corporation dated February 10, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
New York, New York
March 9, 1998